SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              October 29, 2000
              ------------------------------------------------
              Date of Report (Date Of Earliest Event Reported)


                  REPUBLIC SECURITY FINANCIAL CORPORATION
           ------------------------------------------------------
           (Exact Name Of Registrant As Specified In Its Charter)


                                  Florida
               ----------------------------------------------
               (State Or Other Jurisdiction Of Incorporation)



             0-14671                               59-2335075
     ------------------------             ------------------------------
     (Commission File Number)            (IRS Employer Identification No.)

                        450 South Australian Avenue
                       West Palm Beach, Florida 33401
            ---------------------------------------------------
            (Address Of Principal Executive Offices) (Zip Code)

                               (561) 655-8511
            ----------------------------------------------------
            (Registrant's Telephone Number, including Area Code)


                               NOT APPLICABLE
       -------------------------------------------------------------
       (Former Name Or Former Address, If Changed Since Last Report)



ITEM 5.  OTHER EVENTS.

            On October 29, 2000, Republic Security Financial Corporation, a Florida corporation ("Republic"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Wachovia Corporation, a North Carolina corporation ("Buyer"), pursuant to which Republic will be merged with a wholly owned subsidiary of Buyer (the "Merger"). The Merger is intended to constitute a tax-free reorganization and to be accounted for as a purchase. The Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

            In accordance with the terms of the Merger Agreement, each share of Republic common stock, par value $0.01 per share ("Republic Common Stock"), outstanding immediately prior to the effective time of the Merger, together with the rights attached thereto (the "Rights") issued pursuant to the Rights Agreement, dated as of April 14, 1995 (the "Rights Agreement") between Republic and IBJ Schroder Bank & Trust Company, as rights agent, will (subject to certain exceptions) be converted into and become exchangeable for the number of shares (the "Exchange Ratio") of the common stock, par value $5.00 per share, of Buyer ("Buyer Common Stock"), rounded to the nearest ten-thousandth of a share, determined by dividing 7.00 by the Average Closing Price of Buyer Common Stock for the fifteen trading days before the Merger; provided that (i) if the Average Closing Price is equal to or greater than $56.2375, the Exchange Ratio shall be .1245 and
(ii) if the Average Closing Price is equal to or less than $46.0125, the Exchange Ratio shall be .1521.

            Consummation of the Merger is subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the stockholders of Republic and the receipt of all requisite regulatory approvals.

            Republic and Buyer publicly announced the Merger in a press release dated October 30, 2000, a copy of which is attached hereto as
Exhibit 99.1.

            Simultaneously with the execution of the Merger Agreement, Buyer and Republic entered into a Termination Fee Agreement pursuant to which Republic agreed to pay a termination fee of $15 million upon the occurrence of certain events, none of which has occurred as of the date hereof. The Termination Fee Agreement is filed herewith as Exhibit 99.2.

            On November 1, 2000, George Apelian ("Plaintiff") filed a purported class action complaint against Republic and the members of Republic's board of directors in the Fifteenth Judicial Circuit in and for Palm Beach County, Florida. Plaintiff alleges that, among other things, the defendants have breached their fiduciary duties in connection with the Merger and that the consideration to be paid by Wachovia pursuant thereto is inadequate. Plaintiff seeks to enjoin the implementation of the Merger or in the alternative to recover damages. Republic believes the allegations are entirely without merit and intends to defend against them vigorously.



ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

(c)   Exhibits

       2.1 Agreement and Plan of Merger by and between Republic Security Financial Corporation and
                   Wachovia Corporation, dated as of October 29, 2000.

       99.1        Press Release issued by Republic
                   Security Financial Corporation and
                   Wachovia Corporation on October 30,
                   2000.

       99.2        Termination Fee Agreement entered
                   into by Republic Security Financial
                   Corporation and Wachovia Corporation
                   on October 29, 2000.



                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:     November 7, 2000


                                REPUBLIC SECURITY FINANCIAL CORPORATION


                                By: /s/ Richard J. Haskins
                                   ---------------------------------------
                                   Name:  Richard J. Haskins
                                   Title: Senior Executive Vice President
                                          and Chief Financial Officer




                               EXHIBIT INDEX

Exhibit
Number                  Description

2.1 Agreement and Plan of Merger by and between Republic Security Financial Corporation and Wachovia Corporation, dated as of October 29, 2000.

99.1                    Press Release issued by Republic
                        Security Financial Corporation and
                        Wachovia Corporation on October 30,
                        2000.

99.2                    Termination Fee Agreement entered into
                        by Republic Security Financial
                        Corporation and Wachovia Corporation on
                        October 29, 2000.